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                                                                      EXHIBIT 11

                        Alabama National BanCorporation
                 Computation of Earnings Per Share (Unaudited)
                 ---------------------------------------------
                   (In thousands, except per share amounts)
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                                                                                          Per Share
                                                              Income        Shares          Amount
                                                              ------        ------        ---------
 THREE MONTHS ENDED JUNE 30, 2001
 Basic EPS net income.......................................  $ 6,976       11,821         $  0.59
                                                                                           =======
 Effect of dilutive securities..............................        -          268
                                                              -------       ------
 Diluted EPS................................................  $ 6,976       12,089         $  0.58
                                                              =======       ======         =======

 THREE MONTHS ENDED JUNE 30, 2000
 Basic EPS net income.......................................  $ 6,218       11,800         $  0.53
                                                                                           =======
 Effect of dilutive securities..............................        -          153
                                                              -------       ------
 Diluted EPS................................................  $ 6,218       11,953         $  0.52
                                                              =======       ======         =======

 SIX MONTHS ENDED JUNE 30, 2001
 Basic EPS net income....................................... $ 12,819       11,805         $  1.09
                                                                                           =======
 Effect of dilutive securities..............................        -          275
                                                              -------       ------
 Diluted EPS................................................ $ 12,819       12,080         $  1.06
                                                              =======       ======         =======

 SIX MONTHS ENDED JUNE 30, 2000
 Basic EPS net income....................................... $ 12,174       11,801         $  1.03
                                                                                           =======
 Effect of dilutive securities..............................        -          146
                                                              -------       ------
 Diluted EPS................................................ $ 12,174       11,947         $  1.02
                                                              =======       ======         =======
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